                                                                    EXHIBIT 5.1



===============================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:

                              GLOBAL SPORTS, INC.,
                             a Delaware corporation;


                            ASWAN ACQUISITION CORP.,
                           a Delaware corporation; and


                               ASHFORD.COM, INC.,
                             a Delaware corporation



                                   ----------

                         Dated as of September 13, 2001

                                   ----------

                                TABLE OF CONTENTS



                                                                                                               PAGE
Section 1. Description of Transaction.............................................................................1

         1.1      Merger of Merger Sub into the Company...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Closing; Effective Time.........................................................................1

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers.................................2

         1.5      Conversion of Shares............................................................................2

         1.6      Closing of the Company's Transfer Books.........................................................3

         1.7      Exchange of Certificates........................................................................3

         1.8      Appraisal Rights................................................................................5

         1.9      Further Action..................................................................................6

Section 2. Representations and Warranties of the Company..........................................................6

         2.1      Subsidiaries; Due Organization; Etc.............................................................6

         2.2      Certificate of Incorporation and Bylaws.........................................................6

         2.3      Capitalization, Etc.............................................................................7

         2.4      SEC Filings; Financial Statements...............................................................9

         2.5      Absence of Changes..............................................................................9

         2.6      Title to Assets................................................................................11

         2.7      Cash; Receivables; Customers; Inventories......................................................11

         2.8      Equipment; Real Property; Leasehold............................................................12

         2.9      Proprietary Assets.............................................................................12

         2.10     Contracts......................................................................................14

         2.11     Liabilities....................................................................................17

         2.12     Compliance with Legal Requirements.............................................................17

         2.13     Certain Business Practices.....................................................................17

         2.14     Governmental Authorizations....................................................................17

         2.15     Tax Matters....................................................................................18

         2.16     Employee and Labor Matters; Benefit Plans......................................................19

         2.17     Environmental Matters..........................................................................22

         2.18     Insurance......................................................................................23

         2.19     Transactions with Affiliates...................................................................23




                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
         2.20     Legal Proceedings; Orders......................................................................23

         2.21     Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement..............24

         2.22     Section 203 of the DGCL Not Applicable.........................................................24

         2.23     Compliance with Nasdaq Listing Requirements....................................................24

         2.24     No Discussions.................................................................................25

         2.25     Vote Required..................................................................................25

         2.26     Non-Contravention; Consents....................................................................25

         2.27     Fairness Opinion...............................................................................26

         2.28     Financial Advisor..............................................................................26

         2.29     Full Disclosure................................................................................26

Section 3. Representations and Warranties of Parent and Merger Sub...............................................27

         3.1      Due Organization; Subsidiaries.................................................................27

         3.2      Capitalization.................................................................................27

         3.3      SEC Filings; Financial Statements..............................................................27

         3.4      Absence of Material Adverse Effect.............................................................28

         3.5      Compliance with Legal Requirements.............................................................28

         3.6      Governmental Authorizations....................................................................28

         3.7      Financial Advisor..............................................................................28

         3.8      Authority; Binding Nature of Agreement.........................................................29

         3.9      Non-Contravention; Consents....................................................................29

         3.10     Valid Issuance.................................................................................29

         3.11     Disclosure.....................................................................................29

Section 4. Certain Covenants of the Company......................................................................30

         4.1      Access and Investigation.......................................................................30

         4.2      Operation of the Business of the Acquired Corporations.........................................30

         4.3      No Solicitation................................................................................34

Section 5. Additional Covenants of the Parties...................................................................35

         5.1      Registration Statement; Prospectus/Proxy Statement.............................................35

         5.2      Company Stockholders' Meeting..................................................................36





                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
         5.3      Regulatory Approvals...........................................................................37

         5.4      Stock Options..................................................................................38

         5.5      Warrants.......................................................................................38

         5.6      Employee Benefits..............................................................................39

         5.7      Indemnification of Officers and Directors......................................................39

         5.8      Additional Agreements..........................................................................40

         5.9      Disclosure.....................................................................................41

         5.10     Affiliate Agreements...........................................................................41

         5.11     Listing........................................................................................41

         5.12     October Reverse Stock Split....................................................................42

         5.13     Resignation of Officers and Directors..........................................................42

Section 6. Conditions Precedent to Obligations of Parent and Merger Sub..........................................42

         6.1      Accuracy of Representations....................................................................42

         6.2      Performance of Covenants.......................................................................43

         6.3      Effectiveness of Registration Statement........................................................43

         6.4      Stockholder Approval...........................................................................43

         6.5      Consents.......................................................................................43

         6.6      Agreements and Documents.......................................................................43

         6.7      No Restraints..................................................................................44

         6.8      No Governmental Litigation.....................................................................44

         6.9      No Other Litigation............................................................................44

Section 7. Conditions Precedent to Obligation of the Company.....................................................45

         7.1      Accuracy of Representations....................................................................45

         7.2      Performance of Covenants.......................................................................45

         7.3      Effectiveness of Registration Statement........................................................45

         7.4      Stockholder Approval...........................................................................45

         7.5      Documents......................................................................................45

         7.6      Listing........................................................................................46

         7.7      No Restraints..................................................................................46

Section 8. Termination...........................................................................................46




                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
         8.1      Termination....................................................................................46

         8.2      Effect of Termination..........................................................................48

         8.3      Expenses; Termination Fees.....................................................................48

Section 9. Miscellaneous Provisions..............................................................................49

         9.1      Amendment......................................................................................49

         9.2      Waiver.........................................................................................49

         9.3      No Survival of Representations and Warranties..................................................49

         9.4      Entire Agreement; Counterparts.................................................................49

         9.5      Applicable Law; Jurisdiction...................................................................50

         9.6      Disclosure Schedule............................................................................50

         9.7      Attorneys' Fees................................................................................50

         9.8      Assignability..................................................................................50

         9.9      Notices........................................................................................50

         9.11     Cooperation....................................................................................51

         9.12     Severability...................................................................................51

         9.13     Construction...................................................................................51




                                       iv.

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of September 13, 2001, by and among: GLOBAL SPORTS, INC., a Delaware corporation ("Parent"); RUBY ACQUISITION Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and ASHFORD.COM, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

         C. In order to induce Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are executing Voting Agreements (the "Company Stockholder Voting Agreements"), by which such stockholders are agreeing to vote all of the shares of common stock of the Company owned by them beneficially or of record in favor of the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

         SECTION 1. DESCRIPTION OF TRANSACTION

               1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

               1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

               1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the tenth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, delivered to and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

               1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                  (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "Ashford.com, Inc.";

                  (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

               1.5 CONVERSION OF SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                              (i) any shares of Company Common Stock then held
               by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                              (ii) any shares of Company Common Stock then held
               by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                              (iii) except as provided in clauses "(i)" and
               "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.8, each share of Company Common Stock then outstanding shall be converted into the right to receive a combination of (A) cash in the amount of $0.125 (the "Cash Consideration"), and (B) 0.0076 of a share of Parent Common Stock (the "Exchange Ratio"); and

                              (iv) each share of the common stock, $0.01 par
               value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

The Cash Consideration and the Exchange Ratio (as each of them may be adjusted in accordance with Section 1.5(b)) are collectively referred to as the "Merger Consideration".

                  (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split (including the October Reverse Stock Split), consolidation of shares, reclassification, recapitalization or other similar transaction, then the Cash Consideration and the Exchange Ratio each shall be appropriately adjusted. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio (but not the Cash Consideration) shall be appropriately adjusted.

                  (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

               1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective
Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and each certificate representing any such Company Common Stock (a "Company Stock Certificate") shall thereafter represent only the right to receive the consideration referred to in Sections 1.5(a) and 1.5(c) (or if applicable, Section 1.8) until surrendered in accordance with Section 1.7; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

               1.7 EXCHANGE OF CERTIFICATES.

                  (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable, but in no event later than three business days after the Effective Time, Parent shall deposit with the Exchange Agent (i) cash sufficient to pay the Cash Consideration payable in accordance with Section 1.5(a)(iii), (ii) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(a)(iii), and (iii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 1.5(c). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Cash Consideration and certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor
(x) the Cash Consideration that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii), and (y) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the Cash Consideration and the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, no Cash Consideration and no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent a duly executed Affiliate Agreement as contemplated by
Section 5.10.

                  (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                  (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the

Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for the Cash Consideration, Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to the Cash Consideration, any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any other cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

               1.8 APPRAISAL RIGHTS.

                  (a) Notwithstanding anything to the contrary contained in this Agreement (but without limiting the effect of Section 6.4), to the extent that the provisions of Section 262 of the DGCL are or prior to the Effective Time may become applicable to the Merger (by reason of a delisting of Company Common Stock from the Nasdaq National Market or otherwise), any shares of Company Common Stock that, as of the Effective Time, are held by holders who have as of the Effective Time preserved appraisal rights under Section 262 of the DGCL with respect to such shares shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders pursuant to Section 262 of the DGCL; provided, however, that if such appraisal rights shall not be perfected or the holders of such shares shall otherwise lose their appraisal rights with respect to such shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such rights, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5(a) (and cash in lieu of fractional shares in accordance with Section 1.5(c)).

                  (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Common Stock pursuant to Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

               1.9 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

               2.1 SUBSIDIARIES; DUE ORGANIZATION; ETC.

                  (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                  (b) The Company has never done business under any name other than "Ashford.com, Inc." or "NewWatch Company".

                  (c) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (d) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in such good standing is not, when taken together with all such other failures, reasonably likely to have a Material Adverse Effect on the Acquired Corporations.

               2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

               2.3 CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of:
(i) 100,000,000 shares of Company Common Stock, of which 53,784,256 shares have been issued and are outstanding as of the date of this Agreement, and of which 3,066,726 have been issued and are held as treasury shares as of the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding. Except as set forth in
Part 2.3(a)(i) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. Part 2.3(a)(iii) of the Company Disclosure Schedule describes all repurchase rights held by the Company with respect to shares of Company Common Stock (whether such shares were issued pursuant to the exercise of Company Options or otherwise).

                  (b) As of the date of this Agreement: (i) 1,370,350 shares of Company Common Stock are issuable upon the exercise of stock options granted and outstanding under the Company's 1998 Stock Incentive Plan; (ii) 4,461,032 shares of Company Common Stock are issuable upon the exercise of stock options granted and outstanding under the Company's 1999 Equity Incentive Plan; (iii) 3,233,535 shares of Company Common Stock are issuable upon the exercise of stock options granted and outstanding under the Company's 2000 Non-Officer Stock Plan; (iv) 1,916,833 shares of Company Common Stock are issuable upon the exercise of stock options granted and outstanding under the Guild.com, Inc. Stock Option Plan assumed by the Company in connection with its acquisition of Guild.com, Inc.; and (v) 1,662,500 shares of Company Common Stock are reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan (the "ESPP"). (Options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options.

                  (c) As of the date of this Agreement, 928,636 shares of Company Common Stock are reserved for issuance pursuant to Company Warrants.
Part 2.3(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the applicable vesting schedule, and the extent to which such Company Warrant is vested and exercisable as of the date of this Agreement; and (vi) the date on which such Company Warrant expires. The Company has delivered to Parent accurate and complete copies of all Company Warrants.

                  (d) Except as set forth in Part 2.3(b) or Part 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

                  (e) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations repurchased or redeemed by any of the Acquired Corporations have been repurchased or redeemed in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (f) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

                  (g) The board of directors and the stockholders of the Company have duly approved the October Reverse Stock Split.

              2.4 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has delivered or made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since July 14, 1999, and all amendments thereto (the "Company SEC Documents"), as well as the Unaudited Interim Financial Statements. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since such date have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including any related notes) contained in the Company SEC Documents (at the time filed with the SEC or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and the Unaudited Interim Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto (other than the Unaudited Interim Financial Statements); (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount under GAAP), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

               2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since June 30, 2001:

                  (a) there has not been any Material Adverse Effect on the Acquired Corporations, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                  (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or
         (iii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split (other than the October Reverse Stock Split) or similar transaction;

                  (g) none of the Acquired Corporations has received any Acquisition Proposal;

                  (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) the Acquired Corporations have not made any capital expenditures which, when added to all other capital expenditures made on behalf of the Acquired Corporations since June 30, 2001, exceeds $50,000 in the aggregate;

                  (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract;

                  (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness (net of an allowance for doubtful accounts not to exceed $50,000 in the aggregate);

                  (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its material assets to become subject to any

         Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (n) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (o) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.16), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

                  (q) none of the Acquired Corporations has made any material Tax election;

                  (r) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

                  (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

                  (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

               2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current Taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, and (3) liens described in
Part 2.6 of the Company Disclosure Schedule.

               2.7 CASH; RECEIVABLES; CUSTOMERS; INVENTORIES.

                  (a) The fair market value of the cash, cash equivalents and short-term investments held by the Acquired Corporations (i) at July 31, 2001 was $5,108,271, and (ii) as of
the date of this Agreement is not less than $4,750,000 determined after deducting the amount of all checks written on or before the date of this Agreement and after deducting the amount of all payments described in Part 2.7(a) of the Company Disclosure Schedule.

                  (b) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since August 31, 2001 and have not yet been collected) (a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (b) are current and, to the best of the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $360,000 in the aggregate).

                  (c) Part 2.7(c) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

                  (d) The inventory of the Acquired Corporations reflected on the balance sheet forming a part of the Audited Financial Statements was, and the current inventory (the "Inventory") of the Acquired Corporations is, in usable and saleable condition in the ordinary course of business and in the case of inventory reflected on such balance sheet at an amount not less than the amounts carried therein. The Inventory is not excessive and is reasonable in relation to the current trading requirements of the business of each of the Acquired Corporations, and none of the Inventory is obsolete, unmarketable, or unrelated to the current business of such Acquired Corporations.

               2.8 EQUIPMENT; REAL PROPERTY; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property, and none of the Acquired Corporations owns any interest in real property except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

               2.9 PROPRIETARY ASSETS.

                  (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person, and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current Taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Asset subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule in the manner in which the Acquired Corporations have used, licensed or otherwise exploited such Proprietary Assets prior to the date of this Agreement. The Company has the sole and exclusive right to use of the name "Ashford" and the internet domain names "Ashford.com" and those set forth on Part 2.9(a)(iv) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

                  (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) each current or former employee of any of the Acquired Corporations who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. To the knowledge of the Company, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

               (c) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights owned by or exclusively licensed to any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the

Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithm, formula, compounds, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any such Proprietary Asset; (iv) none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

               (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

         2.10 CONTRACTS.

               (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                  (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director;

                  (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public, or (B) any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                  (iii) any Contract that provides for indemnification of any officer, director, employee or agent;

                  (iv) any Contract imposing any material restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor (except for ordinary course third party consulting agreements prohibiting the Acquired Corporations from hiring employees of such consultants), or (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person necessary for the conduct of the business of the Acquired Corporations;

                  (v) any Contract that provides for revenue or profit sharing between any of the Acquired Corporations and any third party;

                  (vi) any Contract (other than Contracts evidencing Company Options granted to employees in the ordinary course of business) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                  (vii) any Contract constituting or creating any guaranty of any material obligation or indebtedness of any third party;

                  (viii) any Contract relating to any currency hedging;

                  (ix) any Contract containing "standstill", nonsolicitation, "no-shop", "no-talk" or similar provisions;

                  (x) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction;

                  (xi) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                  (xii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

                  (xiii) any Contract relating to the hosting of any Web sites owned or maintained by the Company ("Company Sites"), relating to the fulfillment of orders placed through any Company Sites, relating to the advertising or marketing of any goods or services offered or otherwise available through any Company Sites, relating to the collection or use of customer or other data collected through any Company Sites, or otherwise relating to or evidencing any strategic alliance between any of the Acquired Corporations and any third party; and

                  (xiv) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

The Company has delivered to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract.

              (b) To the knowledge of the Company, each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except (with respect to each of the subparagraphs of this clause "(ii)") for defaults, acceleration rights, termination rights and other rights that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

              (d) The Company has delivered to Parent copies of the contracts set forth in Part 2.10(d) of the Company Disclosure Schedule (the "Terminated Contracts"). None of the Terminated Contracts remains in effect as of the date of this Agreement, and none of the Acquired Corporations has or will have any accrued, contingent or other liabilities or obligations of any nature under any of the Terminated Contracts, or under any contract, arrangement or understanding with any Person who is or was a party to any of the Terminated Contracts (except for Material Contracts set forth on Part 2.10(a) of the Company Disclosure Schedule).

                  (e) The Company has delivered to Parent copies of selected written communications ("Communications") between the Company and one or more third parties to each of the Material Contracts identified in Part 2.10(e) of the Company Disclosure Schedule (the "Designated Contracts"). The Acquired Corporations are not obligated to pay any liability or other amount or fulfill any obligation under any of the Designated Contracts which the Company has asserted is not owed, or with respect to which the Company has otherwise denied responsibility, in any of the Communications.

               2.11 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (and including liabilities for warranty claims or the return of merchandise), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since August 31, 2001 in the ordinary course of business consistent with past practices, and which were not incurred or generated in violation of (or in connection with any violation of) any provision of this Agreement or any Material Contract; and (c) liabilities described in Part 2.11 of the Company Disclosure Schedule.

               2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is and has at all times since July 1, 1999 been in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

               2.13 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations, and (to the knowledge of the Company) no director, officer, agent or employee of any of the Acquired Corporations, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

               2.14 GOVERNMENTAL AUTHORIZATIONS.

                  (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is and at all times has been in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its respective products or services.

                  (b) Part 2.14(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in
Part 2.14(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule.

               2.15 TAX MATTERS.

                  (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid, or duly and fully reserved for on the Company's books consistent with prior practices, on or before the Closing Date.

                  (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through August 31, 2001 in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from August 31, 2001 through the Closing Date.

                  (c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                  (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has made any distribution of stock of any controlled corporation, as that term is defined in Code Section 355(a)(1).

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement, agreement to compensate any service provider for Taxes incurred under Code
Section 4999 or similar Contract.

                  (f) Except as set forth in Part 2.15(f) of the Company Disclosure Schedule, none of the Acquired Corporations is required to pay, collect or withhold any sales taxes, use taxes or similar taxes in connection with its sales of merchandise or other products.

               2.16 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Employee Plans"), including the Transition Plan, sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations. Part 2.16(a) also identifies each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

                  (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the Acquired Corporations (a "Pension Plan").

                  (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the Acquired Corporations (a "Welfare Plan").

                  (d) With respect to each Employee Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Employee Plan for the last three years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan, (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Acquired Corporations. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Employee Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

                  (g) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code).

                  (h) With respect to any Employee Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including without limitation ERISA and the Code, except to the extent that any violation of the applicable Legal Requirements has not had and would not be reasonably likely to have a Material Adverse Effect on the Acquired Corporations. The Acquired Corporations have performed in all material respects all of their respective obligations under the Employee Plans.

                  (j) Each of the Employee Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the knowledge of the Company, nothing has occurred that would adversely affect such determination.

                  (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Employee
Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 2.16(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

                  (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees, and except as set forth in Part 2.16(l) of the Company Disclosure Schedule, may be terminated without any of the Acquired Corporations being required to make any payment to any such employee.

                  (m) Part 2.16(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                  (n) Part 2.16(n) of the Company Disclosure Schedule identifies each employee or former employee of any of the Acquired Corporations who has been terminated or who has received notice of termination since July 1, 2000, and the respective dates with respect to each such individual of such notice and (if applicable) such termination.

                  (o) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (p) Each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

                  (q) The headcount reductions effected by the Acquired Corporations in 2001 were effected in compliance with all applicable Legal Requirements and Contracts. The Company has delivered to Parent true and correct copies of all correspondence, documents and other written materials relating to such reductions.

               2.17 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the knowledge of the Company, (a) all property that is leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site. (For purposes of this Section 2.17: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

               2.18 INSURANCE. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of any of the Acquired Corporations and describes any material claims made thereunder. The Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.18 of the Disclosure Schedule. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. With respect to each Legal Proceeding that has been filed against the Company by or in the names of one or more stockholders of the Company, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so.

               2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part
2.19 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

               2.20 LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.20(a) of the Company Disclosure Schedule or as described with reasonable specificity in the Company SEC Documents, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Company has furnished to Parent true and correct copies of all non-privileged pleadings, correspondence and other written materials relating to the Legal Proceedings referred to in Part 2.20(a) of the Company Disclosure Schedule. Neither the SEC investigation referred to in Part 2.20(a) of the Company Disclosure Schedule, nor any of the other Legal Proceedings referred to in Part 2.20(a) of the Company Disclosure Schedule, will or could reasonably be expected to result in a material liability, penalty, payment, judgment or restriction affecting any of the Acquired Corporations.

                  (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

               2.21 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Company Stockholder Voting Agreements, the Board of Directors of the Company approved the Company Stockholder Voting Agreements and the transactions contemplated thereby. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

               2.22 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the board of directors of the Company has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

               2.23 COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS. The Company is in full compliance with all listing requirements applicable to companies listed on the Nasdaq National Market, and (other than with respect to the decline in the market price for or the market value of the public float of the Company Common Stock) has no reason to believe that it will for any reason cease to be in full compliance with such requirements at any time (or for any period) prior to the Effective Time. The Company has provided to Parent true and correct copies of all correspondence and other documents relating to the proposed delisting by the Nasdaq National Market of the Company Common Stock.

               2.24 NO DISCUSSIONS. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal. None of the Acquired Corporations has waived, and none of the Acquired Corporations will waive, any rights of any of the Acquired Corporations under any confidentiality, "standstill," nonsolicitation or similar agreement with any third party to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights.

               2.25 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

               2.26 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that constitutes a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract, (iii) accelerate the maturity or performance of any such Material Contract, or (iv) cancel, terminate or modify any term of such Material Contract;

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

                  (f) result in, or increase the likelihood of, the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Exchange Act, the DGCL and any antitrust law or regulation, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement by the Company, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by or referred to in this Agreement.

               2.27 FAIRNESS OPINION. The Company's board of directors has received the written opinion of U.S. Bancorp Piper Jaffray, financial advisor to the Company, dated the date of this Agreement, to the effect that the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

               2.28 FINANCIAL ADVISOR. Except for U.S. Bancorp Piper Jaffray, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to U.S. Bancorp Piper Jaffray and all fees, commissions and other amounts that may become payable to U.S. Bancorp Piper Jaffray by the Company if the Merger is consummated will not exceed $250,000 plus reasonable expenses. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to may become payable and all indemnification and other agreements related to the engagement of U.S. Bancorp Piper Jaffray.

               2.29 FULL DISCLOSURE.

                  (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (c) The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

               3.1 DUE ORGANIZATION; SUBSIDIARIES. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and
(c) to perform its obligations under all Contracts by which it is bound.

               3.2 CAPITALIZATION. The authorized capital stock of Parent consists of 90,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock of Parent. As of August 17, 2001, 36,994,879 shares of Parent Common Stock were issued and outstanding, and 600 shares of preferred stock of Parent were issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of August 17, 2001, 5,770,411 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options.

               3.3 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since July 1, 1999 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since such date have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
(iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

               3.4 ABSENCE OF MATERIAL ADVERSE EFFECT. Except as expressly contemplated by this Agreement, between June 30, 2001 and the date of this Agreement, there was no Material Adverse Effect on Parent, and no event occurred or circumstance arose that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent.

               3.5 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is and has at all times since July 1, 1999 been in compliance in all material respects with all applicable Legal Requirements.

               3.6 GOVERNMENTAL AUTHORIZATIONS.

                  (a) Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. All such Governmental Authorizations are valid and in full force and effect. Parent is and at all times has been in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. No Governmental Body has at any time and in any material respect challenged in writing the right of Parent to design, manufacture, offer or sell any of its respective products or services.

                  (b) Parent is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy provided or made available to or for the benefit of Parent by any U.S. or foreign Governmental Body or otherwise. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any such grant, incentive or subsidy.

               3.7 FINANCIAL ADVISOR. Except for CIBC World Markets Corp. no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

               3.8 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement, and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent, Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               3.9 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, any antitrust law or regulation and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance by Parent and Merger Sub of this Agreement or the consummation by Merger Sub of the Merger.

               3.10 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

               3.11 DISCLOSURE. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

         SECTION 4. CERTAIN COVENANTS OF THE COMPANY

               4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                  (i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

                  (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

                  (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                  (iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other transactions contemplated by this Agreement; and

                  (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

               4.2 OPERATION OF THE BUSINESS OF THE ACQUIRED CORPORATIONS.

                  (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course, prudently and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) except as expressly contemplated by this Agreement, the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18; (iv) the Company shall promptly notify Parent of
(A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to its knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (v) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company's business, and consult with Parent prior to taking any action, whether or not in the ordinary course of business, that could reasonably be expected to have a Material Adverse Effect on the business of the Acquired Corporations or the transition of the business of the Acquired Corporations to Parent in accordance with this Agreement.

            (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which in the case of Sections 4.2.(b)(ii),
(vi), (vii), (xiii), (xvii) below shall not be unreasonably withheld), and shall not permit any of the other Acquired Corporations to:

                  (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than the October Reverse Stock Split);

                  (ii) sell, issue, grant or authorize the issuance or grant of
         (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, and (y) pursuant to the ESPP);

                  (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                  (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split (except the October Reverse Stock Split), division or subdivision of shares, consolidation of shares or similar transaction;

                  (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                  (vi) take or permit to be taken any action other than in accordance with the Operating Budget, or fail to take or cause to be taken any action required to be taken or otherwise contemplated by the Operating Budget, or make or permit to be made any capital expenditure or other cash expenditure which, when aggregated with other such expenditures, exceeds the aggregate dollar amount of the Operating Budget;

                  (vii) enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                  (viii) enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any insurance policy, or amend or terminate, or waive or exercise any material right or remedy under, any insurance policy; provided, however, that without Parent's further consent, the Company shall be entitled to (1) convert its existing policy of directors' and officers' liability insurance as of the date of this Agreement into run-off coverage having an aggregate coverage limit of $20,000,000 for a premium not to exceed $404,000, and
         (2) purchase a new policy of directors' and officers' liability insurance (the "New D&O Policy") for a one-year period commencing September 23, 2001 having an aggregate coverage limit of $5,000,000 for a premium not to exceed $225,000 (the "New Policy Premium");

                  (ix) enter into or become bound by any new marketing agreements, other than marketing agreements under which the payments for which the Acquired Corporations are obligated are solely performance-based and do not involve (A) revenue guaranties or (B) revenue sharing arrangements requiring the Acquired Corporations to share over 15% of the applicable revenues with third parties;

                  (x) publish or otherwise make available any coupons or comparable promotions applicable to the purchase of the products sold by the Acquired Corporations outside the ordinary course of business or inconsistent with past practices;

                  (xi) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                  (xii) lend money to any Person, or incur or guarantee any indebtedness;

                  (xiii) establish, adopt or amend any employee benefit plan, pay any bonus (other than bonuses due and payable under any binding agreement entered into by the Company prior to the date of this Agreement) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (xiv) hire or promote any employee or (except as expressly contemplated by this Agreement) terminate any employee;

                  (xv) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                  (xvi) make any Tax election;

                  (xvii) commence any Legal Proceeding or enter into any settlement agreement with respect to any Legal Proceeding (other than (1) Legal Proceedings commenced by the Company against Parent to enforce the Company's rights under this Agreement and (2) Legal Proceedings that the board of directors of the Company, after consulting with outside legal counsel, determines in good faith must be commenced in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law);

                  (xviii) cause or permit any of the Acquired Corporations to fail to comply with any term of any Employee Plan, including the Transition Plan;

                  (xix) enter into any transaction or take any other action outside the ordinary course of business or inconsistent with past practices; or

                  (xx) agree or commit to take any of the actions described in clauses "(i)" through "(xix)" of this Section 4.2(b).

             (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

               4.3 NO SOLICITATION.

                  (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to,
(i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 4.3 shall not be deemed to prevent the Company or its board of directors from complying with its legal obligations under Rules 14d-9 and 14c-2 under the Exchange Act with regard to an Acquisition Proposal (it being understood that such compliance may constitute a Triggering Event under certain circumstances); and provided, further, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, after having consulted with its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and
(4) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

                  (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

                  (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

                  (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill," nonsolicitation or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its commercially reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

         SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

               5.1 REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.


                  (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. The Company shall ensure that: (1) none of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (2) none of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (3) the Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. If any event relating to any of the Acquired Corporations or Parent occurs, or if either the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company or Parent shall promptly inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                  (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

               5.2 COMPANY STOCKHOLDERS' MEETING.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as reasonably practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

                  (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

                  (c) Notwithstanding anything to the contrary contained in
Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company

Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) an unsolicited, bona fide written offer to directly or indirectly purchase all or substantially all of the outstanding shares of Company Common Stock (by way of merger, reorganization, consolidation, tender offer, acquisition or business combination, or otherwise) or all or substantially all of the assets of the Company is made to the Company and is not withdrawn; (ii) the Company provides Parent with at least five business days prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a Superior Offer; (iii) the Company's board of directors determines in good faith (after consultation with an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer; (iv) the Company's board of directors determines in good faith, after having consulted with the Company's outside legal counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within two business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Superior Offer; and (vi) neither the Company nor any of its Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3; provided, however, that nothing contained in this Section 5.2(c) shall limit the right or authority of the Company's board of directors to make any disclosures to the Company's stockholders that are required in order to fulfill its disclosure obligations to the Company's stockholders under applicable law.

                  (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

               5.3 REGULATORY APPROVALS. Each party shall (i) use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body, and (ii) cooperate with the other parties hereto and, subject to Section 5.8(b), use its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Legal Requirements to consummate and make effective the Merger and the other transactions contemplated hereby. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat thereof, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to any Legal Requirement, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference with governmental representatives relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

               5.4 STOCK OPTIONS.

                  (a) Parent will not assume any Company Options, or any of the obligations of any of the Acquired Corporations with respect thereto, in connection with the Merger. Accordingly, no Company Options will, at the Effective Time or at any other time, be converted into or become options to purchase Parent Common Stock. Each outstanding Company Option shall terminate immediately prior to the Effective Time, and the Company hereby covenants and agrees to take all actions necessary or appropriate to effectuate such termination, and to provide all notices required to be delivered to the holders of such Company Options necessary or appropriate (under the plans and option agreements pursuant to which Company Options are outstanding and otherwise) in connection therewith, including such notices as may be necessary to enable such holders to exercise such Company Options on a timely basis prior to the Effective Time.

                  (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans and option agreements pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

                  (c) Immediately prior to the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.4(e).

               5.5 WARRANTS. At the Effective Time, each Company Warrant (if any) that is outstanding and unexercised immediately prior to the Effective Time shall be converted into and become a warrant to purchase cash and Parent Common Stock (as more fully described below), and Parent shall assume each such Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the applicable warrant agreement by which it is evidenced. Accordingly, from and after the Effective Time:

                  (a) each Company Warrant assumed by Parent may be exercised solely for cash and shares of Parent Common Stock;

                  (b) the amount of cash payable upon the exercise of each such Company Warrant shall be equal to the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Cash Consideration, rounding down to the nearest whole cent;

                  (c) the number of shares of Parent Common Stock issuable upon the exercise of each such Company Warrant shall be equal to the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding to the nearest whole share; and

                  (d) any restriction on the exercise of any such Company Warrant shall continue in full force and effect and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged.

               5.6 EMPLOYEE BENEFITS.

                  (a) Nothing in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of the Surviving Corporation and the employment of each employee of the Acquired Corporations who continues employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time shall be "at will" employment.

                  (b) If requested by Parent, the Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under section 401(k) of the Code.

                  (c) From and after the Effective Time, employees of the Acquired Corporations whose employment with the Acquired Corporations has been continued following the Effective Time shall be provided with either of the following, at Parent's sole option: (i) employee benefits that are substantially as favorable in the aggregate as those currently provided by the Acquired Corporations to such employees; or (ii) employee benefits that are substantially as favorable in the aggregate as those currently provided by Parent to its employees who are similarly situated to such continuing employees (giving such continuing employees credit for years of service with the Company for purposes of eligibility and vesting, but not benefit accrual to the extent permitted by applicable law and by the terms of applicable employee benefit plans of Parent). Nothing in this Section 5.6 shall prevent Parent from or limit Parent's ability to amend or alter its employee benefit plans or the benefits payable thereunder following the Effective Time.

               5.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the

Company's bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of six years from the Effective Time.

                  (b) Promptly following the Closing, the Surviving Corporation shall convert the New D&O Policy (as defined in Section 4.2(b)(viii)) into run-off coverage (the "Run-Off Policy") having an aggregate coverage limit of $5,000,000 for a premium that, together with the New Policy Premium (as defined in Section 4.2(b)(viii)), and any additional premium paid to obtain retrospective coverage under the New D&O Policy back to the date of the Company's initial public offering, does not exceed $496,000 (the "Maximum Premium"). In the event that the sum of the New Policy Premium and the additional premium for the Run-Off Policy would exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Run-Off Policy to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. Without limiting the foregoing, in no event will the aggregate premiums paid or required to be paid by the Company for directors' and officers' liability insurance exceed $900,000.

                  (c) The covenant set forth in this Section 5.7 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case to the extent necessary to effectuate the purpose of this Section 5.7, Parent shall cause the Surviving Corporation to make proper provision so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.7.

               5.8 ADDITIONAL AGREEMENTS.

                  (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The

Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

               5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by outside legal counsel that such disclosure is required by applicable law, and
(ii) Parent shall not, and shall not permit any of its Subsidiaries or any Representative of any of them to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless the Company shall first have been provided with a copy of such disclosure.

               5.10 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified in Part 2.19 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C. The Company shall not register, or allow its transfer agent to register, on its books any transfer of any shares of Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10.

               5.11 LISTING. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

               5.12 OCTOBER REVERSE STOCK SPLIT. The Company shall take such actions as may be necessary or appropriate to cause the October Reverse Stock Split not to be implemented or made effective, unless the board of directors of the Company determines in good faith, as evidenced by a written notice delivered to Parent, that the failure to implement or effectuate the October Reverse Stock Split would be reasonably likely to result in a delisting of the Company Common Stock from the Nasdaq National Market prior to the Effective Time.

               5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of each of the Acquired Corporations from such positions.


         SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

               6.1 ACCURACY OF REPRESENTATIONS.

                  (a) The representations and warranties of the Company contained in this Agreement that are qualified by "Material Adverse Effect" or otherwise qualified as to materiality shall have been accurate in all respects as of the date of this Agreement, except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (b) The representations and warranties of the Company contained in this Agreement that are not qualified by "Material Adverse Effect" or otherwise qualified as to materiality shall have been accurate in all material respects as of the date of this Agreement, except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (c) The representations and warranties of the Company contained in Sections 2.1, 2.2, 2.3 and 2.7 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (d) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company contained in

Sections 2.1, 2.2, 2.3 and 2.7) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for those representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date, and except that any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies in such representations and warranties as of such specific date or the Closing Date (as the case may be and without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute and could not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations determined as of such specific date or the Closing Date (as the case may be) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

               6.2 PERFORMANCE OF COVENANTS.

                  (a) The covenant set forth in Section 4.2(b)(vi) of this Agreement shall have been complied with and performed in all respects.

                  (b) Each other covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

               6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and still be pending, and no proceeding for that purpose shall have been initiated and still be pending or shall then be threatened, by the SEC with respect to the Form S-4 Registration Statement.

               6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the Required Company Stockholder Vote, and holders of less than fifteen percent (15%) in the aggregate of Company Common Stock entitled to vote thereon shall have perfected their appraisal rights under Section 262 of the DGCL with respect to their shares of Company Common Stock or shall otherwise continue to have appraisal rights under any applicable law.

               6.5 CONSENTS. All Consents identified in Part 6.5 of the Company Disclosure Schedule, and any other Consents the failure to obtain which by the Closing Date would likely have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent, shall have been obtained and shall be in full force and effect.

               6.6 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7, 6.8 and 6.9 have been duly satisfied; and

                  (b) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time.

               6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and no material Legal Requirement shall have been enacted since the date of this Agreement that makes consummation of the Merger illegal.

               6.8 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates that the commencement of any Legal Proceeding or taking of any other action is reasonably likely: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that could reasonably be expected to have a Material Adverse Effect on Parent or a Material Adverse Effect on the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

               6.9 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which, in the reasonable good faith judgment of Parent, there is a reasonable possibility of an outcome that could have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that would materially and adversely affect the right of Parent, or any of the Acquired Corporations, to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

         SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               7.1 ACCURACY OF REPRESENTATIONS.

                  (a) The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by "Material Adverse Effect" or otherwise qualified as to materiality shall have been accurate in all respects as of the date of this Agreement, except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date.

                  (b) The representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified by "Material Adverse Effect" or otherwise qualified as to materiality shall have been accurate in all material respects as of the date of this Agreement, except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date.

                  (c) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date, and except that any inaccuracies in such representations and warranties as of the Closing Date will be disregarded if, after aggregating all inaccuracies of such representations and warranties as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on Parent determined as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded).

               7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

               7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and still be pending, and no proceeding for that purpose shall have been initiated and still be pending or shall then be threatened, by the SEC with respect to the Form S-4 Registration Statement.

               7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

               7.5 DOCUMENTS. The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1, 7.2, 7.6 and 7.7 have been duly satisfied.

               7.6 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

               7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and no material Legal Requirement shall have been enacted since the date of this Agreement that makes consummation of the Merger by the Company illegal.


         SECTION 8. TERMINATION

               8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote):

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 2002; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by March 31, 2002 is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time, and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a);

                  (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that prior to termination the party seeking termination of this Agreement shall have used commercially reasonable efforts to have such order, decree or ruling vacated;

                  (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time, and (B) the Company shall not be permitted to terminate this

         Agreement pursuant to this Section 8.1(d) unless the Company shall have made the payment required to be made to Parent pursuant to Section 8.3(a);

                  (e) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

                  (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of any date subsequent to the date of this Agreement, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

                  (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of any date subsequent to the date of this Agreement, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded), or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
         Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach.

               8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

               8.3 EXPENSES; TERMINATION FEES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

                              (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto; and

                              (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and between the date of this Agreement and the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, or if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(e), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(b), the Company shall make a nonrefundable cash payment to Parent in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(d), such nonrefundable cash payment shall be made by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), such nonrefundable cash payment shall be made by the Company within two business days after such termination.

                  (b) If (i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d), (B) between the date of this Agreement and the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and
(C) the Company consummates or is subject to an Acquisition Transaction within one year of such termination or the Company or the Company or any of its Representatives signs a definitive agreement or letter of intent within one year of such termination providing for an Acquisition Transaction, or (ii) this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $750,000. In the case of termination of this Agreement by the Company or Parent pursuant to
Section 8.1(b) or Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company on or prior to the closing date of the Acquisition Transaction described in clause (i)(C) above; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

                  (c) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent (3%).

         SECTION 9. MISCELLANEOUS PROVISIONS

               9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Company's stockholders); provided, however, that after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               9.2 WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

               9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

               9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

               9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and any other section where it is reasonably apparent, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure was intended to apply to such other section.

               9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

               9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by the Company or Parent without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               9.10 if to Parent or Merger Sub:

                           Global Sports, Inc.
                           1075 First Avenue
                           King of Prussia, PA 19406
                           Attention: General Counsel
                           Facsimile: 610-265-2866

                  if to the Company:

                           Ashford.com, Inc.
                           3800 Buffalo Speedway
                           Houston, TX 77098
                           Attention:  Chief Financial Officer
                           Facsimile: 713-623-0444

               9.11 COOPERATION. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

               9.12 SEVERABILITY In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               9.13 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                  (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                    GLOBAL SPORTS, INC.



                                    By:
                                       ----------------------------------------



                                    RUBY ACQUISITION CORP.



                                    By:
                                       ----------------------------------------



                                    ASHFORD.COM, INC.



                                    By:
                                       ----------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or
         (iii) in which any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

                  (c) any liquidation or dissolution of any of the Acquired Corporations.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

         COMPANY WARRANTS. "Company Warrants" shall mean those certain warrants to purchase shares of Company Common Stock described in Section 2.3(c).

         CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean that certain letter agreement containing confidentiality provisions dated as of September 4, 2001, between the Company and Parent.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization). For purposes of this Agreement, a Consent shall be deemed to be "required to be obtained" in connection with the Merger if the failure to obtain such Consent would subject the Company or Parent to actual or potential liability, penalty or loss of rights or benefits, or would otherwise have an adverse effect on the Company or Parent.

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         GAAP. "GAAP" shall mean United States generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

         MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that: (A) any adverse effect that results from general economic, business or industry conditions, the taking by the Company of any action permitted or required by the Agreement, or the announcement or pendency of the Merger or any of the other transactions contemplated by the Agreement, shall not, in and of itself, constitute a "Material Adverse Effect" on the Acquired Corporations, and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on the Acquired Corporations; (B) the failure of the Company to meet published or internal earnings or revenue estimates or projections shall not, in and of itself, constitute a "Material Adverse Effect" on the Acquired Corporations, and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on the Acquired Corporations; and (C) a decline in the Company's stock price shall not, in and of itself, constitute a "Material Adverse Effect" on the Acquired Corporations and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on the Acquired Corporations. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that: (A) any adverse effect that results from general economic, business or industry conditions, the taking by Parent of any action permitted or required by the Agreement, or the announcement or pendency of the Merger or any of the other transactions contemplated by the Agreement, shall not, in and of itself, constitute a "Material Adverse Effect" on Parent, and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on Parent; (B) the failure of Parent to meet published or internal earnings or revenue estimates or projections shall not, in and of itself, constitute a "Material Adverse Effect" on Parent, and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on Parent; and (C) a decline in Parent's stock price shall not, in and of itself, constitute a "Material Adverse Effect" on Parent and shall not be considered in determining whether there has been or would be a "Material Adverse Effect" on Parent.

         OCTOBER REVERSE STOCK SPLIT. "October Reverse Stock Split" shall mean that certain one-for-ten reverse split of the outstanding shares of Company Common Stock, which has been duly approved by the board of directors and the stockholders of the Company, and which subject to Section 5.12, would become effective immediately prior to the opening of the trading of Company Common Stock on October 15, 2001.

         OPERATING BUDGET. "Operating Budget" shall mean that certain Operating Plan and Budget for the Acquired Corporations for the period from the date of the Agreement through the Effective Time in the form of Exhibit B.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, domain name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, model, algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase all or substantially all of the outstanding shares of Company Common Stock (by way of merger, reorganization, consolidation, tender offer, acquisition, business combination or otherwise) or all or substantially all of the assets of the Company on terms that the board of directors of the Company determines, in its reasonable judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not reasonably capable of being obtained by such third party.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSITION PLAN. "Transition Plan" shall mean that certain written plan adopted by the Company, a copy of which has been provided to Parent prior to the date of this Agreement, providing for the payment of certain employment and severance benefits to employees of the Company during and following the Pre-Closing Period.

         TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of the Company's stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than the confidentiality agreement permitted under Section 4.3; (vi) the Company shall have failed to hold the Company Stockholders' Meeting within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; (ix) any Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires or agrees to acquire, from the Company, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of the Company; or (x) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in Section 4.3.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company included in the Unaudited Interim Financial Statements.

         UNAUDITED INTERIM FINANCIAL STATEMENTS. "Unaudited Interim Financial Statements" shall mean the unaudited consolidated balance sheet of the Company as of August 31, 2001, and the related unaudited consolidated income statement, statement of stockholders' equity and statement of cash flows of the Company for the two-month period ended August 31, 2001, together with the notes thereto, as delivered to Parent prior to the date of the Agreement.

                                    EXHIBITS



         Exhibit A  -      Certain Definitions

         Exhibit B  -      Operating Plan and Budget

         Exhibit C  -      Form of Affiliate Agreement